                                                                    EXHIBIT 4(c)
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                           J. C. PENNEY COMPANY, INC.

                                      AND



                                AS WARRANT AGENT




                                ----------------




                               WARRANT AGREEMENT

                       Dated as of .....................




                                ----------------



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
                               TABLE OF CONTENTS*

                                                                                                Page
                                                                                                ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

                                                    ARTICLE I.

                                      ISSUANCE OF WARRANTS AND EXECUTION AND
                                         DELIVERY OF WARRANT CERTIFICATES

SECTION 1.01.   Issuance of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . .         1
SECTION 1.02.   Execution and Delivery of Warrant Certificates  . . . . . . . . . . . . .         1
SECTION 1.03.   Issuance of Warrant Certificates  . . . . . . . . . . . . . . . . . . . .         2

                                                   ARTICLE II.

                                 WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.   Warrant Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
SECTION 2.02.   Duration of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . .         3
SECTION 2.03.   Exercise of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . .         3

                                                   ARTICLE III.

                                OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF
                                               WARRANT CERTIFICATES

SECTION 3.01.   No Rights as Warrant Debt Securityholders Conferred by Warrants or
                   Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . .         3
SECTION 3.02.   Lost, Stolen, Destroyed or Mutilated Warrant Certificates . . . . . . . .         4
SECTION 3.03.   Holder of Warrant Certificate May Enforce Rights  . . . . . . . . . . . .         4

                                                   ARTICLE IV.

                                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

SECTION 4.01.   Exchange and Transfer of Warrant Certificates . . . . . . . . . . . . . .         4
SECTION 4.02.   Treatment of Holders of Warrant Certificates  . . . . . . . . . . . . . .         5
SECTION 4.03.   Cancelation of Warrant Certificates . . . . . . . . . . . . . . . . . . .         5

                                                    ARTICLE V.

                                           CONCERNING THE WARRANT AGENT

SECTION 5.01.   Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
SECTION 5.02.   Conditions of Warrant Agent's Obligations . . . . . . . . . . . . . . . .         6
SECTION 5.03.   Resignation and Appointment of Successor  . . . . . . . . . . . . . . . .         7
SECTION 5.04.   Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8

- ------------------
         * The Table of Contents is not a part of the Warrant Agreement.

                                  ARTICLE VI.

                                 MISCELLANEOUS

SECTION 6.01.   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
SECTION 6.02.   Notices and Demands to the Company and Warrant
                   Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
SECTION 6.03.   Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
SECTION 6.04.   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
SECTION 6.05.   Delivery of Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . .         8
SECTION 6.06.   Obtaining of Governmental Approvals . . . . . . . . . . . . . . . . . . .         8
SECTION 6.07.   Persons Having Rights under Warrant Agreement . . . . . . . . . . . . . .         9
SECTION 6.08.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
SECTION 6.09.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
SECTION 6.10.   Inspection of Agreement . . . . . . . . . . . . . . . . . . . . . . . . .         9
TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9
EXHIBIT A--Form of Warrant Certificate

         THIS WARRANT AGREEMENT dated as of ..................................., between J. C. Penney Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Company") and ........................
......, .........., as Warrant Agent ("Warrant Agent").

         WHEREAS, the Company has entered into an Indenture dated as of April 1, 1994 ("Indenture"), with Bank of America National Trust and Savings Association, as Trustee ("Trustee"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness ("Debt Securities"), to be issued in one or more series as provided in the Indenture; and

         WHEREAS, the Company proposes to sell (title of Debt Securities being offered) ("Offered Debt Securities") with warrant certificates evidencing one or more warrants ("Warrants" or, individually a "Warrant") representing the right to purchase (title of Debt Securities purchasable through exercise of Warrants) (the "Warrant Debt Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

               ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF
                              WARRANT CERTIFICATES

         SECTION 1.01. Issuance of Warrants. Warrants shall be (initially) issued in connection with the issuance of the Offered Debt Securities (but shall be separately transferable) on and after ............., 19....
("Detachable Date") (and shall not be separately transferable). Warrant Certificates shall be--initially-issued in units with the Offered Debt Securities and each Warrant Certificate included in such a unit shall evidence
.... Warrants for each $............. principal amount of Offered Debt
Securities included in such unit.

         SECTION 1.02. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in (bearer) (registered) form substantially in the form set forth in Exhibit A hereto, shall be dated
............. and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrant Certificates may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, a Vice Chairman of the Board, President or any Vice President and its Secretary or any of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of an authorized representative of the Warrant Agent. Such signature upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

         In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates, nevertheless, may be countersigned and delivered as though the person who signed such Warrant Certificates has not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

         (If bearer Warrants--The term "holder" or "holder of a Warrant Certificate" as used herein shall mean (If Debt Securities with Warrants which are not immediately detachable--prior to the Detachable Date, the registered owner of the Offered Debt Security to which such Warrant Certificate was initially attached, and after such Detachable Date) the bearer of such Warrant Certificate.)

         (If registered Warrants--The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by or on behalf of the Warrant Agent for that purpose (If Debt Securities with Warrants which are not immediately detachable--or upon the register of the Offered Debt Securities prior to the Detachable Date. The Company will, or will cause the registrar of the Offered Debt Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Debt Securities with Warrants as may be necessary to keep the records maintained by or on behalf of the Warrant Agent up to date.))

         SECTION 1.03. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding
$............. aggregate principal amount of Warrant Debt Securities (except as provided in Sections 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to
$............. aggregate principal amount of Warrant Debt Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates (If registered Warrants--or in connection with their transfer), as hereinafter provided.

                                  ARTICLE II.

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

         SECTION 2.01. Warrant Price*. (On .............., 19...., the exercise price of each Warrant is $.............. During the period from ..............,
19...., through and including ............., 19...., the exercise price of each
Warrant will be $............. plus (accrued amortization of the original issue discount) (accrued interest) from ............., 19..... On .............,
19...., the exercise price of each Warrant will be $.............. During the period from ............., 19.... through and including .............., 19...., the exercise price of each Warrant will be $............. plus (accrued amortization of the original issue discount) (accrued interest) from
.............., 19.... (In each case, the original issue discount will be amortized at a ....% annual rate, computed on a (semiannual) (annual) basis using a 360-day year consisting of twelve 30-day months). Such purchase price of Warrant Debt Securities is referred to in this Agreement as "the Warrant Price." (The original issue discount for $1,000 principal amount of Warrant
Debt Securities is $..............)

- ------------------
         * Complete and modify the provisions of this Section as appropriate to reflect the exact terms of the Offered Warrants and the Warrant Debt Securities.

         SECTION 2.02. Duration of Warrants. Each Warrant evidenced by a Warrant Certificate may be exercised in whole at any time, as specified herein, on or after (the date thereof) (............., 19....) and at or before the close of business on .............., 19.... ("Expiration Date"). Each Warrant
not exercised at or before the close of business on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

         SECTION 2.03. Exercise of Warrants. (a) During the period specified in
Section 2.02, any whole number of Warrants, if the Warrant Certificate evidencing the same shall have been countersigned by the Warrant Agent, may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full, in lawful money of the United States of America, (in cash or by certified check or official bank check or by bank wire transfer) (by bank wire transfer), in each case in (immediately available)
funds, the Warrant Price for each Warrant exercised, to (......................
................................ ) at (......................................)
(or ..................................), provided that such exercise is subject to receipt within five business days of such (payment) (wire transfer) by
...................... of the Warrant Certificate with the form of election to purchase Warrant Debt Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by ...................... shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised.

         (b)  ...................... shall, from time to time, as promptly as practicable, advise the Trustee or any Authenticating Agent under the Indenture of (i) the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Debt Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Trustee or any Authenticating Agent shall reasonably require.

         (c) As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant or Warrants, the Warrant Debt Security or Warrant Debt Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder; and if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Company shall execute, and the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Debt Securities; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Debt Securities until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                  ARTICLE III.

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                            OF WARRANT CERTIFICATES

         SECTION 3.01. No Rights as Warrant Debt Securityholders Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive payment of the principal of (and premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants in the Indenture.

         SECTION 3.02. Lost, Stolen, Destroyed or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of such security or indemnity as may be required by them to save each of them harmless and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancelation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and upon its request the Warrant Agent shall countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.

         SECTION 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the Trustee, any Authenticating Agent, the holder of any Warrant Debt Securities or the holder of any other Warrant Certificate, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                                  ARTICLE IV.

                 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

         SECTION 4.01. Exchange and Transfer of Warrant Certificates. (If Offered Debt Securities with Warrants which are immediately detachable--Upon) (If Offered Debt Securities with Warrants which are not immediately detachable-- Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Debt Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Debt Security. On or prior to the Detachable Date, each transfer of the Offered Debt Security shall operate also to transfer the related Warrant Certificates. After the Detachable
Date upon) surrender at ...................... (or .....................),
Warrant Certificates may be exchanged for other Warrant Certificates in denominations evidencing Warrants, each Warrant entitling the holder thereof to purchase $............. principal amount of Warrant Debt Securities at the
Warrant Price (If registered Warrants--or may be transferred in whole or in part) (If bearer or registered Warrants--; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered.) (If registered Warrants--The Warrant Agent shall keep or cause to be kept books in which, subject to such reasonable regulations as it may prescribe, there shall be registered Warrant Certificates in accordance with Section 1.02 and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent or ............
........... for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent or .......................,
as the case may be.) No service charge shall be made for any exchange (or transfer) of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange (or transfer). Whenever any Warrant Certificates are so surrendered for exchange (or transfer) the Warrant Agent shall countersign and deliver or cause to be delivered to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company. No exchange (or transfer) shall be effected which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange (or transfer) of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange--or transfer.

         SECTION 4.02. Treatment of Holders of Warrant Certificates. ((If Offered Debt Securities with bearer Warrants which are not immediately detachable--Subject to Section 4.01, each) (If Offered Debt Securities with bearer Warrants which are immediately detachable--Each) Warrant Certificate shall be transferable by delivery and shall be deemed negotiable and the bearer of each Warrant Certificate may be treated by the Company, the Warrant Agent, any agent of the Warrant Agent and all other persons dealing with such bearer as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.) (If registered Warrants--Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and any agent of the Warrant Agent that until the Warrant Certificate is transferred on the books maintained for registration of Warrants in accordance with Section 4.02 (or the register of the Offered Debt Securities prior to the Detachable Date), the Company, the Warrant Agent and any agent of the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.)

         SECTION 4.03. Cancelation of Warrant Certificates. Any Warrant Certificate surrendered for exchange (, transfer) or exercise of the Warrants evidenced thereby shall, if surrendered to the Company or any agent of the Warrant Agent, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE V.

                          CONCERNING THE WARRANT AGENT

         SECTION 5.01. Warrant Agent. The Company hereby appoints .............
............................................ as Warrant Agent of the Company
in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and ...............................
..................  hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         The Warrant Agent, from time to time upon receipt of a request of the Company, shall promptly appoint one or more agents with power to act on its behalf and subject to its direction in the countersigning and delivery of Warrant Certificates and in connection with registrations of transfers and exchanges of Warrant Certificates as fully to all intents and purposes as though each such agent had been expressly authorized to countersign and deliver such Warrant Certificates, and in connection with the exercise of Warrants. For all purposes of this Agreement, the countersignature and delivery of Warrant Certificates by any such agent pursuant to this Section shall be deemed to be the countersignature and delivery of such Warrant Certificates "by the Warrant Agent."

         SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                 (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent (including any agent appointed pursuant to Section 5.01) the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises.

                 (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

                 (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                 (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificates, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                 (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Debt Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

                 (f) No Liability for Interest. The Warrant Agent shall not have any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                 (g) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

                 (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates contained (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                 (i) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant

         Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

         SECTION 5.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

         (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company agrees to accept less notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a corporation organized and doing business under the laws of the United States of America or of any State and authorized under such laws to act as warrant agent) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

         (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 5.04. Payment of Taxes. The Company will pay all stamp and other duties, if any, to which, under the laws of the United States of America or any State, this Agreement or the original issuance of the Warrant Certificates may be subject.

                                  ARTICLE VI.

                                 MISCELLANEOUS

         Section 6.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates.

         SECTION 6.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         SECTION 6.03. Addresses. Any communications from the Company to the
Warrant Agent with respect to this Agreement shall be addressed to ............
................................................................... and any
communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to J. C. Penney Company, Inc., 6501 Legacy Drive, Plano, Texas 75024-3698, Attention: Treasurer (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

         SECTION 6.04. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York.

         SECTION 6.05. Delivery of Prospectus. The Company will furnish to the Warrant Agent or any agent appointed by it in accordance with Section 5.01 sufficient copies of a prospectus and prospectus supplement, as the case may be, relating to the Warrant Debt Securities deliverable upon exercise of Warrants for delivery thereof to the holders of the Warrant Certificate evidencing such Warrants, prior to or concurrently with the delivery of the Warrant Debt Securities issued upon such exercise.

         SECTION 6.06. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including without limitation the maintenance of the effectiveness of a registration statement in respect of the Warrants and Warrant Debt Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Debt Securities issued upon exercise of the Warrants.

         SECTION 6.07. Persons Having Rights under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and its agents and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and its agents and their successors and of the holders of the Warrant Certificates.

         SECTION 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal office of the Warrant
Agent at ....................... and at the main office of the Company, 6501
Legacy Drive, Plano, Texas 75024-3698, for inspection by the holder of any Warrant Certificate. The Warrant Agent or the Company may require such holder to submit his Warrant Certificate for inspection by it.

         IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused this Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by its
Secretary or one of its Assistant Secretaries; and .............................
.................. has caused this Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by ......................., all as of the day and year first above written.

                                        J. C. PENNEY COMPANY, INC.


                                        BY .....................................

Attest:

.................................

                                           .....................................


                                        By .....................................

Attest:

.................................

                                                                       EXHIBIT A

                         (FORM OF WARRANT CERTIFICATE)
                      (FRONT FACE OF WARRANT CERTIFICATE)

(Form of Legend if Debt Securities with Warrants            Prior to ............ this Warrant cannot be
which are not immediately detachable:                       transferred or exchanged unless attached to a
                                                            (Title of Debt Securities).)

(Form of Legend if Warrants are not immediately             Prior to ............ this Warrant cannot be
exercisable:                                                exercised in whole or in part.)

                      EXERCISABLE ONLY IF COUNTERSIGNED BY
                       OR ON BEHALF OF THE WARRANT AGENT

                        WARRANT CERTIFICATE REPRESENTING
                              WARRANTS TO PURCHASE

                       (Title of Warrant Debt Securities)
                              as described herein.

                           J. C. PENNEY COMPANY, INC.
                                PURCHASE WARRANT
                     FOR (TITLE OF WARRANT DEBT SECURITIES)
           VOID AFTER THE CLOSE OF BUSINESS ON .............., 19....

(No.)                                                     ............. Warrants

         This certifies that (the bearer is the) (............. or registered assigns is the registered) owner of the above indicated number of Warrants, each Warrant entitling such-bearer-owner-to purchase, at any time (after the close of business on ............., 19.... and) on or before the close of business on
.............., 19...., $............. principal amount of (title of Warrant
Debt Securities) ("Warrant Debt Securities"), of J. C. Penney Company, Inc. ("Company"), issued and to be issued under the Indenture (as hereinafter defined), on the following basis:* (On .............., 19...., the exercise price of each Warrant is $.............; during the period from ..............,
19...., through and including .............., 19...., the exercise price of each
Warrant will be $............. plus-accrued amortization of the original issue discount-accrued interest-from .............., 19....; on .............., 19....
the exercise price of each Warrant will be $.............; during the period from .............., 19...., through and including .............., 19...., the exercise price of each Warrant will be $............. plus-accrued amortization of the original issue discount-accrued interest-from .............., 19....; (in each case, the original issue discount will be amortized at a ....% annual rate computed on a-semiannual-annual-basis, using a 360-day year consisting of twelve 30-day months) ("Warrant Price"). (The original issue discount for each
$............. principal amount of Warrant Debt Securities is $..............)
The (bearer) (registered owner) may exercise the Warrants evidenced hereby by paying in full, in lawful money of the United States of America, (in cash or by certified check or official bank check or by bank wire transfer) (by bank wire transfer), in each case in (immediately available) funds, the Warrant Price for each Warrant exercised to .................. (or .............) and by surrendering this Warrant Certificate within five business days of such payment, with the purchase form on the back hereof properly completed and duly executed, at the office of ............. (or ................................,) currently at the address specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

- ------------------
         * Complete and modify the following provisions as appropriate to reflect the exact terms of the Offered Warrants and the Warrant Debt Securities.

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Debt Securities in registered form in denominations of $............. and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the (bearer) (registered owner) hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the
Warrant Agreement dated as of .............., 19....  ("Warrant Agreement"), between the Company and ............. ("Warrant Agent") and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the (bearer) (registered owner) of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the principal office of the Warrant Agent at ............. and the main office of the Company, 6501 Legacy Drive, Plano Texas 75024-3698.

         The Warrant Debt Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture dated as of April 1, 1994 ("Indenture"), between the Company and Bank of America National Trust and Savings Association, as Trustee, and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture, including the form of the Warrant Debt Securities, are on file at the corporate trust office of said Trustee at ...................... (and at ..................).

         (If Offered Debt Securities with bearer Warrants which are not immediately detachable--Prior to ..........., 19.... this Warrant Certificate may be exchanged or transferred only together with the (title of Offered Debt Securities) ("Offered Debt Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Debt Security. After such date, this (If Offered Debt Securities with bearer Warrants which are immediately detachable--This) Warrant Certificate, and all rights hereunder may be transferred by delivery and the Company and the Warrant Agent and its agents may treat the bearer hereof as the owner for all purposes.)

         (If Offered Debt Securities with registered Warrants which are not immediately detachable--Prior to .............., 19....  this Warrant
Certificate may be exchanged or transferred only together with the (title of Offered Debt Securities) ("Offered Debt Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Debt Security. After such date, this (If Offered Debt Securities with registered Warrants which are immediately detachable--This) Warrant Certificate may be transferred when surrendered at the office of ...................... (or ............. ) by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.)

         (If Offered Debt Securities with Warrants which are not immediately detachable--Except as provided in the immediately proceeding paragraph, after) (If Offered Debt Securities with Warrants which are immediately detachable After) countersignature by or on behalf of the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the office of .................... (or ....................) for
Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the (bearer) (registered owner) hereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive payment of the principal of (and premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants of the Indenture.

         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by or behalf of the Warrant Agent.

         Dated as of .............., 19....


                                        J. C. PENNEY COMPANY, INC.



                                        By .....................................
Attest:


By ...............................

                                           Countersigned by or on behalf of:


                                        ........................................
                                                                As Warrant Agent


                                        By .....................................
                                                   Authorized Signature

                       (BACK FACE OF WARRANT CERTIFICATE)
                     (INSTRUCTIONS FOR EXERCISE OF WARRANT)

         To exercise the Warrants represented hereby, the Warrantholder should pay (in cash or by certified check or official bank check or by bank wire transfer) (by bank wire transfer), in each case in (immediately available)
funds, the Warrant Price in full for Warrants exercised to (...................
.........) (or .............), which payment should specify the name of the
Warrantholder and the number of Warrants exercised by such Warrantholder. In addition, the Warrantholder should complete the information required below and present in person or mail by registered mail this Warrant Certificate to ......
.............. (or ............) at the address set forth below. This Warrant
Certificate, completed and duly executed, must be received by .................
........... (or .............) within five business days of the payment.

                         (FORM OF ELECTION TO PURCHASE)
                   (TO BE EXECUTED UPON EXERCISE OF WARRANT.)

         The undersigned hereby irrevocably elects to exercise .... Warrants, represented by this Warrant Certificate, to purchase $............. principal amount of the (title of Warrant Debt Securities) ("Warrant Debt Securities") of
J. C. Penney Company, Inc. and represents that he has tendered payment for such Warrant Debt Securities (in cash or by certified check or official bank check or by bank wire transfer) (by bank wire transfer), in each case in (immediately available) funds to the order of J. C. Penney Company, Inc., c/o
...................... (or .....................), in the amount of $.........
in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Debt Securities be in fully registered form, in such authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

         If said principal amount of Warrant Debt Securities is less than all of the Warrant Debt Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:
                                        Name ...................................
                                                       (Please Print)

.....................................
  (Insert Social Security or Other
   Identifying Number of Holder)

                                        Address ................................

                                                ................................

                                        Signature ..............................

         This Warrant may be exercised at the following addresses:




         (Instructions as to form and delivery of Warrant Debt Securities and/or Warrant Certificates)